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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) JULY 30, 1997
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                                SAFETY 1ST, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                  MASSACHUSETTS
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                 (State or Other Jurisdiction of Incorporation)


      0-21404                                           04-2836423
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(Commission File No.)                      (I.R.S. Employer Identification No.)


             210 BOYLSTON STREET, CHESTNUT HILL, MASSACHUSETTS 02167
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               (Address of Principal Executive Offices)     (Zip Code)


                                 (617) 964-7744
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.   OTHER EVENTS
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     On July 30, 1997, the Company entered into a $55 million refinancing of its business that replaces the Company's previous credit facility with Goldman Sachs Credit Partners LP. The refinancing is comprised of a $15 million equity investment and a $40 million credit facility.

     The equity investment is represented by a $15 million private placement of 15,000 shares of Series A Redeemable Preferred Stock, $1.00 par value per share (the "Preferred Shares"), and warrants to purchase 1,268,346 shares of the Company's Common Stock (the "Warrants"). The investment was made 50% by BT Capital Partners, Inc. ("BT Capital"), an affiliate of Bankers Trust New York Corporation, and 50% by Bear, Stearns & Co. Inc. ("Bear Stearns"). BT Capital and Bear Stearns are collectively herein called the "Investors".

     Dividends on the Preferred Shares are payable, at the option of the Company, either in cash at the annual rate of 10% compounded quarterly or in the form of an increase of the liquidation value of the Preferred Shares at an annual rate of 13.25% compounded quarterly; however, the Company is prohibited by covenants in its credit facility from paying cash dividends so long as the term loan under the credit facility is outstanding, and thereafter unless at least $3 million of Unused Availability (as defined in the credit facility) would remain after dividend payment. The Preferred Shares have a liquidation preference of $1,000 per share plus all accrued but unpaid dividends. In addition, the Preferred Shares are redeemable at the option of the Investors at the earlier of: (i) six years from the closing date, (ii) six months after repayment of the Company's term loan under the credit facility (but, in any event, not earlier than the fifth anniversary of the closing), (iii) immediately subsequent to certain changes in control of the Company or (iv) ninety days after the occurrence of an event of default (as defined). In addition, the Preferred Shares are redeemable at the option of the Company at any time after the second anniversary of the closing or, prior to the second anniversary of the closing, upon a merger or certain changes in control of the Company. The holders of the Preferred Stock have no voting rights except as required by law.

     The Warrants are exercisable through July 30, 2007 at an exercise price of $.01 per share of Common Stock to be acquired, and contain provisions which adjust the number of shares of Common Stock underlying the Warrants to protect the Investors from dilution arising from certain events, as defined. Of the Warrants for 634,173 shares of Common Stock issued to each Investor, Warrants for 63,418 shares (subject to such adjustment) to each Investor will revert to the Company if the Company's 1998 earnings before interest and taxes exceeds $16 million (and if prior to the determination of such amount, there has not been a change in control). Each Investor has been granted one demand registration right for the Common Stock underlying the Warrants (subject to customary timing limitations) as well as piggyback registration rights. Each Investor is entitled to designate one person to be nominated to the Company's Board of Directors so long as that Investor owns Common Stock (or Warrants to purchase Common Stock) which in the aggregate represents 5% or more of the Common Stock Equivalents (as defined) outstanding at closing. As long as any Investor has a right to designate a person to the Board of Directors, the Board of Directors shall not exceed 10 members. Michael Lerner and Michael Bernstein, who collectively own approximately 52% of the Company's issued and outstanding Common Stock, have entered into a Voting Agreement to vote in favor of the persons designated by the Investor(s) to the extent such Investor is entitled to designate a person.

     Effective with the closing of the equity investment, the Company's Board of Directors increased its size from six to eight members and added James M. Dworkin and John D. Howard, designees of BT Capital and Bear Stearns, respectively, as directors.



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     The Company's new credit facility with BT Commercial Corporation ("BTCC"), also an affiliate of Banker's Trust New York Corporation, consists of a $27,500,000 revolving credit facility and a $12,500,000 term loan, both of which expire on July 30, 2002. The annual rate of interest for the revolving credit facility is, at the Company's option, either prime plus 1.75% or LIBOR plus 2.75%. The annual rate of interest for the term loan is, at the Company's option, either prime plus 2.00% or LIBOR plus 3.00%. The credit facility is secured primarily by all corporate assets of the Company and contains certain financial covenants. Advances under the revolving credit facility, which includes standby and documentary letters of credit, are calculated based on an asset-based borrowing formula. The credit agreement requires the Company to pay certain fees to BTCC, as Agent, including, without limitation, a monthly unused line fee equal to 0.50% per annum of the average unused commitment during the preceding month and letter of credit fees in an amount equal to 2.50% per annum of the daily average amount of standby letter of credit obligations outstanding during the previous month and 1.375% per annum of the daily average amount of documentary letter of credit obligations outstanding during the previous month. The Company and BTCC have also entered into a separate letter agreement that requires the Company to pay to BTCC a one-time, up- front fee of $1,000,000, an annual agent's fee of $75,000 and letter of credit facing fees equal to 0.25% per annum on the undrawn amount of each letter of credit.

     In conjunction with the termination of the Company's previous credit facility, Michael Lerner's limited guaranty and related pledges of Company Common Stock and other collateral were terminated and released.

     The above descriptions of the equity investment and credit facility are qualified in their entirety by reference to the definitive documents of such transactions which are filed herewith as Exhibits 4.1 and 10.1 through 10.11 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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        (c)     The following Exhibits are filed as part of this Report.

        EXHIBIT         DESCRIPTION
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         4.1.           Designation of Series A Preferred Stock of the Company

         10.1. Stock and Warrant Purchase Agreement dated as of July 30, 1997, among the Company and the Investors

         10.2. Warrant dated July 30, 1997, for 63,418 shares of the Company's common stock issued to BT Capital

         10.3. Warrant dated July 30, 1997, for 63,418 shares of the Company's common stock issued to Bear Stearns

         10.4. Warrant dated July 30, 1997, for 570,755 shares of the Company's common stock issued to BT Capital




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         10.5.          Warrant dated July 30, 1997, for 570,755 shares of the
                        Company's common stock issued to Bear Stearns

         10.6. Registration Rights Agreement dated as of July 30, 1997, among the Company, the Investors and Michael Lerner

         10.7. Voting Agreement dated as of July 30, 1997, among the Company, Michael Lerner, Michael S. Bernstein and the Investors

         10.8. Letter dated July 30, 1997, from BT Capital to the Company regarding compliance with certain regulations of the United States Small Business Administration

         10.9. Credit Agreement dated as of July 30, 1997, among the Company and Safety 1st Home Products Canada Inc., as Borrowers, BTCC, as Lender and Agent, and Bankers Trust Company, as Issuing Bank

         10.10. $27,500,000 Revolving Note dated July 30, 1997, executed by the Company and Safety 1st Home Products Canada Inc. in favor of BTCC

         10.11. $12,500,000 Term Note dated July 30, 1997, executed by the Company and Safety 1st Home Products Canada Inc. in favor of BTCC






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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   SAFETY 1ST, INC.
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                                                     (Registrant)



Date   AUGUST 5, 1997                       By /s/ Michael Lerner
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                                               Michael Lerner, Chief
                                               Executive Officer








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                                  EXHIBIT INDEX


EXHIBIT         DESCRIPTION                                                PAGE
-------         -----------                                                ----

4.1.            Designation of Series A Preferred Stock of the Company

10.1.           Stock and Warrant Purchase Agreement dated as of
                July 30, 1997, among the Company and the Investors

10.2. Warrant dated July 30, 1997, for 63,418 shares of the Company's common stock issued to BT Capital

10.3. Warrant dated July 30, 1997, for 63,418 shares of the Company's common stock issued to Bear Stearns

10.4. Warrant dated July 30, 1997, for 570,755 shares of the Company's common stock issued to BT Capital

10.5. Warrant dated July 30, 1997, for 570,755 shares of the Company's common stock issued to Bear Stearns

10.6. Registration Rights Agreement dated as of July 30, 1997, among the Company, the Investors and Michael Lerner

10.7. Voting Agreement dated as of July 30, 1997, among the Company, Michael Lerner, Michael S. Bernstein and the Investors

10.8. Letter dated July 30, 1997, from BT Capital to the Company regarding compliance with certain regulations of the United States Small Business Administration

10.9. Credit Agreement dated as of July 30, 1997, among the Company and Safety 1st Home Products Canada Inc., as Borrowers, BTCC, as Lender and Agent, and Bankers Trust Company, as Issuing Bank

10.10.          $27,500,000 Revolving Note dated July 30, 1997,
                executed by the Company and Safety 1st Home Products Canada Inc. in favor of BTCC

10.11. $12,500,000 Term Note dated July 30, 1997, executed by the Company and Safety 1st Home Products Canada Inc. in favor of BTCC




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